UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SELECT INTERIOR CONCEPTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4640296
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4900 East Hunter Avenue Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-226101

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of the Registrant’s Securities to Be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Select Interior Concepts, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-226101), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 9, 2018, as thereafter amended (the “S-1 Registration Statement”). Any form of prospectus in the S-1 Registration Statement, or any prospectus supplement thereto, that includes such descriptions of the Class A Common Stock and is subsequently separately filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act is also incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELECT INTERIOR CONCEPTS, INC.

Date: August 14, 2018	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer